                                                                    EXHIBIT 10.3

                       LICENSE AND DISTRIBUTION AGREEMENT
                       ----------------------------------



                           dated as of August 1, 1997



                                    between



                              ST. JOHN KNITS, INC.



                                      and



                               ST. JOHN CO., LTD.

                               TABLE OF CONTENTS

                                                          Page
                                                          ----

                          ARTICLE 1
                         DEFINITIONS......................   1
1.1   Distributor List Price..............................   1
1.2   Licensed Trademarks.................................   2
1.3   Products............................................   2
1.4   SJ JAPAN Information................................   2
1.5   ST. JOHN Information................................   2
1.6   Territory...........................................   2

                          ARTICLE 2
                         APPOINTMENT......................   2
2.1   Scope...............................................   2
2.2   Subdistributors.....................................   3
2.3   Sales Outside the Territory.........................   3
2.4   Third-Party Importation.............................   3

                          ARTICLE 3
               GENERAL OBLIGATIONS OF SJ JAPAN............   3
3.1   Marketing...........................................   3
3.2   Use of Licensed Trademarks..........................   4
3.3   Manufacture or Distribution of Competitive Goods....   5
3.4   Customer Complaints.................................   5
3.5   Quality Control.....................................   5
3.6   Design Services.....................................   6
3.7   Expenses............................................   6

                          ARTICLE 4
              INDEMNITY; INFRINGEMENT; INSURANCE..........   7
4.1   SJ JAPAN Indemnity..................................   7
4.2   ST. JOHN Indemnity..................................   7
4.4   Infringement Claims of Third Parties................   8
4.5   Insurance...........................................   8

                          ARTICLE 5
                     ORDERS FOR PRODUCTS..................   8
5.1   Master Purchase Orders..............................   8
5.2   Other Purchase Orders...............................   8
5.3   Terms of Purchase Orders............................   9

5.4   Acceptance of Orders................................   9
5.5   Modification of Orders..............................   9
5.6   Delivery Terms......................................   9
5.7   Product Changes.....................................  10

                          ARTICLE 6
                      PRICES AND PAYMENT..................  10
6.1   Prices..............................................  10
6.2   Price Increases, Decreases..........................  11
6.3   Payment Terms.......................................  11
6.4   Resale Prices.......................................  11
6.5   Overdue Payments....................................  11

                          ARTICLE 7
                  ACCEPTANCE AND WARRANTY.................  12
7.1   Acceptance of Products..............................  12
7.2   Product Warranty....................................  12
7.3   Excluded Claims.....................................  12
7.4   Limited Warranty....................................  13

                          ARTICLE 8
                   LIMITATION OF REMEDIES.................  13
8.1   Delay...............................................  13
8.2   Sole Remedies.......................................  13
8.3   Consequential Damages...............................  13

                          ARTICLE 9
                       CONFIDENTIALITY....................  14

                          ARTICLE 10
                     TRADEMARKS; COPYRIGHT................  14
10.1   Exploitation of Rights.............................  14
10.2   Disputes Among Licensees...........................  14
10.3   Exclusive License..................................  15
10.4   Ownership..........................................  15
10.5   Use of Name........................................  15
10.6   Compliance With Law; Markings......................  16
10.7   Copyright..........................................  16

                          ARTICLE 11
                  TAXES; IMPORT OF PRODUCTS...............  16
11.1  Taxes...............................................  16
11.2  Import Documentation................................  16

                          ARTICLE 12
                    TERM AND TERMINATION..................  17
12.1   Term...............................................  17
12.2   Termination........................................  17
12.3   Rights and Obligations on Termination..............  17
12.4   No Compensation....................................  18
12.5   Injunctive Relief..................................  18
12.6   Reversion of Rights; Return of Materials...........  19

                          ARTICLE 13
                         FORCE MAJEURE....................  19
13.1   Definition.........................................  19
13.2   Notice.............................................  19
13.3   Confirmation.......................................  20
13.4   Suspension of Performance..........................  20
13.5   Termination........................................  20

                          ARTICLE 14
                 REPRESENTATIONS AND WARRANTIES...........  20
14.1  ST. JOHN............................................  20
14.2  SJ JAPAN............................................  20

                          ARTICLE 15
                  JURISDICTION; INTERPRETATION............  20
15.1   Disputes...........................................  20
15.2   Governing Law......................................  21
15.3   Governing Language.................................  21
15.4   Effect of Headings.................................  21
15.5   Non-Waiver.........................................  21

                          ARTICLE 16
                         MISCELLANEOUS....................  21
16.1   Assignment.........................................  21
16.2   Relationship.......................................  22
16.3   Notices............................................  22
16.4   ENTIRE AGREEMENT...................................  22
16.5   Amendment..........................................  22
16.6   Publicity..........................................  22
16.7   Severability.......................................  23
16.8   Counterparts.......................................  23

Schedule A  Licensed Trademarks
Schedule B  U.S. Wholesale Price List

                                                                    EXHIBIT 10.3

                       License and Distribution Agreement
                       ----------------------------------


          THIS AGREEMENT, made as of this 1st day of August, 1997 by and between ST. JOHN KNITS, INC., a corporation duly organized under the laws of the State of California and having its principal place of business at 17422 Derian Avenue, Irvine, California 92614 U.S.A. (hereinafter "ST. JOHN"), and ST. JOHN CO., LTD., a corporation duly organized and existing under the laws of Japan and having its principal place of business at Imperial Tower 9F, 1-1-1 Uchisaiwai-cho, Chiyoda-ku, Tokyo 100 Japan (hereinafter "SJ JAPAN").

          WHEREAS, ST. JOHN manufactures and markets certain products and desires to increase the sales of such products;

          WHEREAS, ST. JOHN is the owner of certain valuable trademarks under which such products are sold;

          WHEREAS, SJ JAPAN has represented that it possesses the necessary expertise and marketing organization to promote and sell such products in the territory defined herein; and

          WHEREAS, ST. JOHN is willing to appoint SJ JAPAN as distributor of ST. JOHN's products, with the right and license to use certain ST. JOHN trademarks, in the territory, and SJ JAPAN is willing to accept such appointment;

          NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, the parties agree as follows:


                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

          For purposes of this Agreement, the following words, terms and phrases, where written with an initial capital letter, shall have the meanings assigned to them in this Article 1 unless the context otherwise requires:

          1.1  Distributor List Price.  "Distributor List Price" shall mean ST.
               ----------------------
JOHN's published United States wholesale price for a given Product in effect at the time of acceptance by ST. JOHN of SJ JAPAN's order, less eighteen percent (18%); provided, that for accessories (which shall specifically exclude any knitwear and other textile products), the Distributor List Price shall mean ST. JOHN's published United States wholesale price for a given Product in effect at the time of acceptance by ST. JOHN of SJ JAPAN's order, less twenty percent (20%). A copy of ST. JOHN's current published

United States wholesale price list is attached hereto as Schedule B.  ST. JOHN
                                                         ----------
reserves the right to change its United States wholesale list prices at any time and from time to time after execution of this Agreement.

          1.2  Licensed Trademarks.  "Licensed Trademarks" shall mean the
               -------------------
trademarks set forth in Schedule A hereto and all related logos, emblems and
                        ----------
symbols, and all combinations, form and derivations thereof as are currently or hereafter used by ST. JOHN in connection with the Products (as defined below).

          1.3  Products.  "Products" shall mean all women's apparel and women's
               --------
accessories which are both manufactured and distributed by ST. JOHN for retail sale in the United States of America.

          1.4  SJ JAPAN Information.  "SJ JAPAN Information" shall mean all
               --------------------
information, other than information in publicly-available published form or expressly designated by SJ JAPAN as non-confidential, which is directly or indirectly disclosed to ST. JOHN, regardless of the form in which it is disclosed, relating in any way to SJ JAPAN's markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, costs, revenues, profits, organization, employees, agents, subdistributors, sublicensees or business in general.

          1.5  ST. JOHN Information.  "ST. JOHN Information" shall mean all
               --------------------
information, other than information in publicly-available published form or expressly designated by ST. JOHN as non-confidential, which is directly or indirectly disclosed to SJ JAPAN or embodied in Products provided hereunder, regardless of the form in which it is disclosed, relating in any way to ST. JOHN's markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, costs, revenues, profits, organization, employees, agents, distributors, licensees or business in general.

          1.6  Territory.  "Territory" shall mean Japan.
               ---------


                                   ARTICLE 2
                                   ---------
                          APPOINTMENT; GRANT OF RIGHT
                          ---------------------------

          2.1  Scope of Appointment and License.  ST. JOHN hereby (i) appoints
               --------------------------------
SJ JAPAN, and SJ JAPAN hereby accepts appointment, as ST. JOHN's exclusive distributor during the term of this Agreement of the Products in the Territory, and (ii) grants SJ JAPAN a non-transferable license for the term of this Agreement to use the Licensed Trademarks solely in connection with the distribution and sale of the Products within the Territory to the extent permitted herein, in any case subject to all terms and conditions of this Agreement.

          2.2  Subdistributors.  SJ JAPAN shall not, without the prior written
               ---------------
approval of ST. JOHN, which approval shall not be unreasonably withheld, (i) appoint any subdistributors or agents to promote and/or distribute Products in the Territory, or (ii) sublicense any of its rights hereunder to use the Licensed Trademarks. Further, notwithstanding any such appointment or sublicense, or ST. JOHN's approval thereof, SJ JAPAN shall at all times remain fully liable for the performance of its subdistributors, sublicensees and/or agents and SJ JAPAN hereby agrees to indemnify and hold harmless ST. JOHN from all damages, losses, costs or expenses arising in any manner from any act or omission on the part of its subdistributors, sublicensees or agents. The parties acknowledge that ST. JOHN has approved the sublicense to Commercial Development Co., Ltd. pursuant to that certain CDC License Agreement, dated as of the date hereof, between SJ JAPAN and Commercial Development Co., Ltd.

          2.3  Sales Outside the Territory.  SJ JAPAN shall not advertise,
               ---------------------------
promote, solicit customers for, sell or distribute Products outside the Territory nor establish any office through which orders are solicited or any depot at which inventories of Products are stored outside the Territory.

          2.4  Third-Party Importation.  In no event shall ST. JOHN bear any
               -----------------------
liability to SJ JAPAN for the importation of Products into the Territory by third parties without the approval or authorization of ST. JOHN.


                                   ARTICLE 3
                                   ---------
                        GENERAL OBLIGATIONS OF SJ JAPAN
                        -------------------------------

          3.1  Marketing.  SJ JAPAN shall have the following obligations with
               ---------
respect to the marketing and distribution of the Products:

     (a) To use its best efforts to further the promotion, marketing, sale and other distribution of Products in the Territory;

     (b)  To maintain an adequate and balanced inventory of Products;

     (c) To promptly respond to all inquiries from customers, including complaints, process all orders, and effect all shipments of Products;

     (d) To diligently investigate all leads with respect to potential customers referred to it by ST. JOHN;

     (e) To permit ST. JOHN, upon reasonable notice, to visit SJ JAPAN's customers and to visit SJ JAPAN's place of business and inspect its inventories, records, and other relevant documents;

     (f) To maintain throughout the Territory an adequate sales force dedicated on both a full and part-time basis, as the case may be, to the sale of Products; and

     (g) To participate, at its own expense, in sales or merchandising programs prepared by ST. JOHN, in all shows, fairs and exhibitions in the Territory where such participation will, in the reasonable judgment of ST. JOHN, promote the Products, and develop and implement sales programs for the promotion of the Products.

          3.2  Use of Licensed Trademarks.  SJ JAPAN shall have the following
               --------------------------
obligations in its use of the Licensed Trademarks:

     (a) SJ JAPAN shall diligently undertake to advertise the Products in the Territory. ST. JOHN shall furnish SJ JAPAN with a reasonable quantity of ST. JOHN's brochures and other appropriate advertising materials, in the English language, for use by SJ JAPAN in preparing its own advertising materials. SJ JAPAN shall submit to ST. JOHN copies of all proposed advertising or promotional materials prepared by or for SJ JAPAN utilizing the Licensed Trademarks prior to the use of such materials. ST. JOHN may approve or disapprove any and all advertising and promotional materials submitted as aforesaid and shall discuss with SJ JAPAN any modifications or alterations thereof. SJ JAPAN shall not use any such advertising or promotional materials without first obtaining the prior express written consent of ST. JOHN. All expenses incurred by SJ JAPAN with respect to creating advertising materials and advertising the Products shall be borne by SJ JAPAN.

     (b) SJ JAPAN shall submit to ST. JOHN all proposed tags, labels, packaging and other similar materials from which ST. JOHN may select those, if any, which ST. JOHN approves for use in connection with Products. ST. JOHN may approve or disapprove the tags, labels, packaging and other similar materials submitted as aforesaid and shall discuss with SJ JAPAN any modifications or alterations thereof. SJ JAPAN shall not use any such tags, labels, packaging or other similar materials without first obtaining the prior express written consent of ST. JOHN.

     (c) SJ JAPAN shall submit to ST. JOHN samples of all proposed business cards, invoices, order forms, stationery and other similar printed materials from which ST. JOHN may select those, if any, which ST. JOHN approves for use in connection with Products. ST. JOHN may approve or disapprove the business cards, invoices, order forms, stationery and other similar printed materials submitted as aforesaid and shall discuss with SJ

          JAPAN any modifications or alterations thereof. SJ JAPAN shall not use any such business cards, invoices, order forms, stationery or other similar printed materials without first obtaining the prior express written consent of ST. JOHN.

     (d) It is specifically understood and agreed that ST. JOHN's approval pursuant to subsections (a), (b) and (c) above shall not be unreasonably withheld. Any sample, copy, artwork or other material submitted to ST. JOHN for its approval which is not disapproved within twenty (20) business days after ST. JOHN's receipt thereof shall be deemed approved for use hereunder, but only for the use for which approval was sought. After any sample, copy, artwork or other material has been approved, SJ JAPAN shall not depart therefrom in any substantial respect without the prior written ap proval of ST. JOHN. If ST. JOHN should disapprove any material pursuant to this Section 3.2, SJ JAPAN shall neither use nor permit the same to be used in any manner.

     (e) Insofar as any packaging and advertising material to be used in connection with the Products or otherwise utilizing the Licensed Trademarks is created for SJ JAPAN by a third party, SJ JAPAN shall execute such assignments of copyright as ST. JOHN shall require. Notwithstanding the foregoing sentence, SJ JAPAN's existing copyrights, trademarks and other proprietary rights incorporated into such artwork shall remain the property of SJ JAPAN and shall not be assigned to ST. JOHN and shall not be subject to ST. JOHN's use, without SJ JAPAN's prior written consent.

          3.3  Manufacture or Distribution of Competitive Goods.  SJ JAPAN shall
               ------------------------------------------------
not manufacture or distribute any products which are directly or indirectly competitive with the Products.

          3.4  Customer Complaints.  SJ JAPAN agrees to cooperate with ST. JOHN
               -------------------
in dealing with any customer complaints concerning the Products and to take any action requested by ST. JOHN to resolve such complaints.

          3.5  Quality Control.  In order to protect the goodwill and reputation
               ---------------
associated with the Licensed Trademarks, SJ JAPAN covenants and agrees as follows:

     (a) The Products shall be distributed and sold with packaging and sales promo tion materials appropriate for highest quality Products and shall meet all specifications and standards therefor which ST. JOHN may provide to SJ JAPAN from time to time.

     (b) In order to maintain the reputation, image and prestige of the Licensed Trademarks, SJ JAPAN's distribution patterns shall consist of those retail outlets whose location, merchandising and overall operations are consistent with the high quality of Products and the reputation, image and prestige of the Licensed Trademarks.

     (c) SJ JAPAN may not use a personality or celebrity to endorse or promote any Products unless and until ST. JOHN has given SJ JAPAN its specific written approval for such personality or celebrity to endorse or promote such Products.

     (d) SJ JAPAN's policy of sale, distribution and exploitation of the Products shall be of high standard and shall in no manner reflect adversely upon the good name of ST. JOHN or its other licensees or upon the goodwill and reputation associated with the Licensed Trademarks.

          3.6  Design Services.  From time to time, ST. JOHN may prepare and
               ---------------
deliver to SJ JAPAN ideas, sketches and other materials utilizing the Licensed Trademarks for use in connection with the Products ("ST. JOHN Ideas"). ST. JOHN Ideas shall be used by SJ JAPAN on a non-exclusive basis, solely in connection with the distribution and sale of Products pursuant to this Agreement. If SJ JAPAN chooses not to use such ST. JOHN Ideas within thirty (30) days of SJ JAPAN's receipt thereof, SJ JAPAN shall return them to ST. JOHN, at SJ JAPAN's expense, and may not use them or permit their use thereafter. Whether or not SJ JAPAN chooses to use any ST. JOHN Ideas, ST. JOHN may use and permit others to use them in any manner it desires. ST. JOHN shall at all times retain ownership of any and all intellectual property rights related to ST. JOHN Ideas and SJ JAPAN shall keep all information related to the ST. JOHN Ideas confidential and shall not disclose such information to any party without the prior written consent of ST. JOHN in each instance; provided, that nothing herein shall prevent SJ JAPAN from using, disclosing or authorizing the disclosure of any such information which is disclosed orally and is not identified as confidential information either at the time of disclosure or by written notice sent to SJ JAPAN within ten (10) business days after disclosure thereof.

          3.7  Expenses.  Except as specifically stated otherwise, SJ JAPAN
               --------
assumes full responsibility for all costs and expenses which it incurs in carrying out its obligations under this Agreement, including but not limited to all rentals, salaries, commissions, advertising, demonstration, travel and accommodation expenses without the right to reimbursement for any portion thereof from ST. JOHN.

                                   ARTICLE 4
                                   ---------
                      INDEMNITY; INFRINGEMENT; INSURANCE
                      ----------------------------------

          4.1  SJ JAPAN Indemnity.  SJ JAPAN hereby indemnifies, saves and holds
               ------------------
ST. JOHN harmless from and against any and all liabilities, losses, damages and expenses (including reasonable attorneys' fees and expenses) arising out of or resulting from: (i) any act or omission that may be committed or suffered by SJ JAPAN or any of its servants, agents or employees in connection with SJ JAPAN's performance of this Agreement, (ii) any actual or alleged infringement or violation of any patents, copyrights, trademarks or other rights, including trade secrets and rights of privacy and publicity, in connection with the distribution, sale, use, advertisement or promotion of any of the Products (other than those arising from the design or manufacture of Products or other similar matters not within the control of SJ JAPAN or from the use by SJ JAPAN of the Licensed Trademarks as permitted hereunder), (iii) SJ JAPAN's false or misleading advertising in connection with any of the Products, (iv) any violation of any applicable law or regulation in connection with the marketing, distribution, sale, advertisement or promotion of any of the Products, (v) any use of any of the Licensed Trademarks in a manner not authorized by this Agreement, or (vi) any breach of this Agreement by SJ JAPAN. SJ JAPAN shall promptly notify ST. JOHN of any claim which may be made against SJ JAPAN arising out of SJ JAPAN's use of the Licensed Trademarks. The provisions of this
Section 4.1 and SJ JAPAN's indemnity obligations hereunder shall sur vive the expiration or termination of this Agreement.

          4.2  ST. JOHN Indemnity.  ST. JOHN hereby indemnifies, saves and holds
               ------------------
SJ JAPAN harmless from and against any and all liabilities, losses, damages and expenses (including reasonable attorneys' fees and expenses) arising out of or resulting from any infringement suit or claim of the nature specified in Sections 4.3 and 4.4 below to the extent, and only to the extent, that SJ JAPAN has complied with the provisions of such sections.

          4.3  Third Party Infringement.  In the event that SJ JAPAN learns of
               ------------------------
any infringement, act of unfair competition by third parties or imitation of the Licensed Trademarks or of any use by any person of a trademark similar to any Licensed Trademark, it shall promptly notify ST. JOHN thereof. ST. JOHN thereupon may take such action as it deems advisable for the protection of its rights in and to the Licensed Trademarks and, if requested to do so by ST. JOHN, SJ JAPAN shall cooperate with ST. JOHN in all respects at ST. JOHN's sole expense, including without limitation by being a plaintiff or co-plaintiff and by causing its officers to execute pleadings and other necessary documents and to causing its officers and employees to devote appropriate time to litigation and/or disposition of all matters within the purview of this Section 4.3; it is understood that SJ JAPAN's officers and employees will not be compensated for their time and effort. In no event, however, shall ST. JOHN be required to take any action if it deems it inadvisable to do so and SJ JAPAN shall have no right to take any action with respect to the Licensed Trademarks without ST. JOHN's prior written approval. ST. JOHN shall have full control over any action taken, including without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable. If SJ JAPAN desires to retain its own counsel, it shall do so at its own expense. Any recovery as a result of such action shall belong solely to ST. JOHN.

          4.4  Infringement Claims of Third Parties.  In the event that any
               ------------------------------------
infringement suit or any claim of infringement involving the Licensed Trademarks in connection with the sale or distribution of the Products in the Territory pursuant to and in accordance with the terms of this Agreement is instituted by a third party against SJ JAPAN, SJ JAPAN shall give immediate notice of such suit or claim to ST. JOHN and ST. JOHN shall defend or settle such suit or claim at its own expense and SJ JAPAN shall offer reasonable cooperation to ST. JOHN in all aspects of any such suit or claim. ST. JOHN reserves the right to control the defense of any such suit or claim, including, without limitation, the right to choose counsel and to settle and dispose of any such suit or claim as it deems appropriate in its sole discretion.

          4.5  Insurance.  Before selling or shipping any Products, SJ JAPAN
               ---------
shall procure and maintain at its own expense in full force and effect at all times during which Products are being sold, with a reputable insurance carrier acceptable to ST. JOHN, a liability insurance policy sufficient in the opinion of ST. JOHN to protect and insure ST. JOHN and SJ JAPAN against any claims or liabilities with which it or they may be charged because of personal or property damage or injuries suffered by any person or entity, resulting from the Products or the use or sale thereof, whether during the term of this Agreement or thereafter including, without limitation, product liability coverage with respect to Products.


                                   ARTICLE 5
                                   ---------
                              ORDERS FOR PRODUCTS
                              -------------------

          5.1  Master Purchase Orders.  SJ JAPAN shall submit master purchase
               ----------------------
orders for Products to ST. JOHN twice each calendar year, prior to the Fall Season and prior to the Spring Cruise Season. SJ JAPAN shall ensure that its master purchase orders are received by ST. JOHN no later than thirty (30) days after SJ JAPAN's receipt from ST. JOHN of samples of Products for such Fall Season or Spring Cruise Season, as the case may be.

          5.2  Other Purchase Orders.  SJ JAPAN may also submit individual
               ---------------------
purchase orders for Products to ST. JOHN from time to time. SJ JAPAN shall ensure that such individual purchase orders are received by ST. JOHN at least sixty
(60) days prior to the delivery dates requested in the order.

          5.3  Terms of Purchase Orders.  Each purchase order submitted by SJ
               ------------------------
JAPAN under Sections 5.1 and 5.2 above shall be in writing sent by mail, facsimile, telex, telegram or cable, which shall set forth the information specified below, as well as such other information as ST. JOHN may reasonably request in the format specified by ST. JOHN from time to time:

     (a) An identification of the Products ordered, including line name and product numbers;

     (b)  Quantity;

     (c)  Delivery schedule, identifying desired delivery dates; and

     (d)  Shipping instructions and shipping addresses.

          5.4  Acceptance of Orders.  All purchase orders are subject to
               --------------------
acceptance in writing by ST. JOHN at its principal offices in Irvine, California, which acceptance shall be delivered by mail to a regularly established post office, by facsimile, or by telex, telegram or cable through a regularly established agency of a commercial telex, telegram or cable company. Each such purchase order shall be deemed to be an offer by SJ JAPAN to purchase the Products pursuant to the terms of this Agreement and, when accepted by ST. JOHN as hereinabove provided, shall give rise to a contract under the terms set forth herein to the exclusion of any additional or contrary terms set forth in such purchase order. ST. JOHN shall deliver to SJ JAPAN its acceptance, if forthcoming, of any purchase order within two (2) weeks of ST. JOHN's receipt of such purchase order.

          5.5  Modification of Orders.  Subject to Sections 5.7 and 6.2, no
               ----------------------
accepted purchase order shall be modified or cancelled except upon the written agreement of both parties. SJ JAPAN's purchase orders or mutually agreed change orders shall be subject to all provisions of this Agreement, whether or not the purchase order or change order so states.

          5.6  Delivery Terms.  (a)  All deliveries of the Products shall be
               --------------
Free Carrier at or near ST. JOHN's manufacturing or warehouse facility. Unless otherwise provided in this Agreement, "Free Carrier" shall be construed in accordance with INCOTERMS 1990 of the International Chamber of Commerce. All risk of damage to or loss or delay of the Products shall pass to SJ JAPAN upon their delivery at the Free Carrier delivery point to (i) a common carrier or
(ii) an agent or any other person specified by SJ JAPAN acting on behalf of SJ JAPAN.

          (b) SJ JAPAN shall insure each shipment of Products with a reputable insurer for the full invoice of such shipment. Such insurance shall provide for full coverage from the time the Products are delivered at the Free Carrier point until SJ JAPAN shall have paid ST. JOHN for such Products in full. ST. JOHN reserves all rights with respect to delivered Products permitted by law including, without limitation, the rights of rescission, repossession, resale, and stoppage in transit until the full amount due from SJ JAPAN in respect of all delivered Products has been paid.

          (c) ST. JOHN shall use reasonable commercial efforts to deliver accepted orders in accordance with requested delivery dates.

          5.7  Product Changes.  ST. JOHN reserves the right, in its sole
               ---------------
discretion and without incurring any liability to SJ JAPAN, to:

          (a)  Alter any Product;

          (b) Discontinue or cancel the manufacture of any Product, whether or not such Product has been announced publicly; or

          (c) Commence the development, manufacture, marketing or sale of new products having features which make any Product wholly or partially obsolete.

Notwithstanding the above, ST. JOHN shall use its best efforts to provide SJ JAPAN with prompt written notice of such decisions and shall use reasonable commercial efforts to fill all accepted purchase orders from SJ JAPAN for any altered or discontinued Products of which manufacturing and commercial deliveries have commenced.


                                   ARTICLE 6
                                   ---------
                              PRICES AND PAYMENTS
                              -------------------

          6.1  Prices.  The prices to be paid by SJ JAPAN for Products purchased
               ------
pursuant to this Agreement shall be the Distributor List Prices in effect at the time of acceptance of the relevant purchase order submitted by SJ JAPAN, except as provided in Section 6.2 below. The difference between the Distributor List Prices and the prices SJ JAPAN sells Products to its customers shall be SJ JAPAN's sole remuneration for distribution of the Products. All Distributor List Prices are Free Carrier ST. JOHN's manufacturing or warehouse facility and include packing in accordance with ST. JOHN's standard commercial export practices in effect at the time of shipment. Special packing or handling shall be at the sole expense of SJ JAPAN.

          6.2  Price Increases, Decreases.  ST. JOHN may, at any time during the
               --------------------------
term of this Agreement, increase its prices for the Products by providing SJ JAPAN with at least sixty (60) days prior written notice. Increased prices for all Products shall not apply to purchase orders accepted prior to the effective date of the price increase unless such orders provide for delivery, and delivery is in fact made, more than one-hundred and eighty (180) days after the date of acceptance of the order. Price decreases with respect to all Products shall be effective immediately upon written notice to SJ JAPAN on all such Products not yet delivered.

          6.3  Payment Terms.  All payments hereunder shall be due net ninety
               -------------
(90) days from the date of shipment of the Products, payable to the bank or banks specified by ST. JOHN in writing from time to time. All payments hereunder shall be made in U.S. dollars or such other currency as may be mutually agreed upon. ST. JOHN shall not be obligated to ship Products against accepted orders in the event ST. JOHN's outstanding accounts receivable from SJ JAPAN then exceed or would after any such shipment exceed two million dollars ($2,000,000) or such other amount as may be mutually agreed upon from time to time by ST. JOHN and SJ JAPAN. In the event of any dispute arising over any part of an invoice or the total amount due under an invoice, all undisputed amounts shall be promptly paid by SJ JAPAN in accordance with this Section 6.3. ST. JOHN shall have the right at any time to require SJ JAPAN to make any payments hereunder by irrevocable, transferrable and divisible letter of credit opened at SJ JAPAN's expense, issued or confirmed by a bank specified by, or acceptable to, ST. JOHN, cash in advance, or such other method of secured payment as ST. JOHN shall prescribe.

          6.4  Resale Prices.  SJ JAPAN may resell Products at such prices as SJ
               -------------
JAPAN, in its sole discretion, shall determine. For purposes of providing ST. JOHN with relevant market information, SJ JAPAN shall provide ST. JOHN with a list of its initial sales prices for the Products to be charged to its customers and SJ JAPAN shall keep ST. JOHN fully informed by providing ST. JOHN with any new list sales prices within ten (10) days of any change in such sales prices. Nothing in this Agreement shall be deemed to obligate SJ JAPAN to control and SJ JAPAN shall not undertake to control the price at which its customers may sell the Products.

          6.5  Overdue Payments.  If and for so long as any payment from SJ
               ----------------
JAPAN to ST. JOHN under this Agreement shall be overdue, interest shall accrue on such payment at the rate equal to the lesser of: (i) the prime rate being charged in Los Angeles, California by Bank of America National Trust & Savings Association as of the close of business on the date the payment first becomes due plus one and one-half percent (1.5%), or (ii) the maximum rate permitted by applicable law.

                                   ARTICLE 7
                                   ---------
                            ACCEPTANCE AND WARRANTY
                            -----------------------

          7.1  Acceptance of Products.  In the event of any shortage, damage or
               ----------------------
discrepancy in or to a shipment of Products, SJ JAPAN shall promptly report the same to ST. JOHN and furnish such written evidence or other documentation as ST. JOHN may deem appropriate. ST. JOHN shall not be liable for any such shortage, damage or discrepancy unless ST. JOHN has received notice and substantiating evidence thereof from SJ JAPAN within thirty (30) days of arrival of the Products at SJ JAPAN's shipping address in the Territory. If the substantiating evidence delivered by SJ JAPAN demonstrates to ST. JOHN's satisfaction that ST. JOHN is responsible for such shortage, damage or discrepancy, ST. JOHN shall promptly deliver additional or substitute Products or parts of Products, as ST. JOHN may deem sufficient, to SJ JAPAN in accordance with the delivery procedures set forth herein, and ST. JOHN shall bear any reasonable shipping costs incurred in the return of any such Products as ST. JOHN directs SJ JAPAN to return and in ST. JOHN's shipment of such additional or substitute Products; provided that in no event shall ST. JOHN be liable for any additional costs, expenses or damages incurred by SJ JAPAN directly or indirectly as a result of such shortage, damage or discrepancy in or to a shipment.

          7.2  Product Warranty.  ST. JOHN warrants for a period of sixty (60)
               ----------------
days after the date of delivery in accordance with Section 5.6 hereof that the Products shall be free from defects in material and workmanship. SJ JAPAN and ST. JOHN shall discuss in good faith whether any defective Products should be repaired for resale in the Territory, and any related costs of repair shall be borne by ST. JOHN. ST. JOHN's sole obligation in the event of a breach of such warranty shall be to provide at no charge to SJ JAPAN replacement Products for those defective Products, and only those defective Products, which the parties mutually agree shall not be repaired. All costs of shipment of the replacement Products to SJ JAPAN shall be borne by ST. JOHN. SJ JAPAN shall retain all replaced Products subject to the foregoing warranty for ST. JOHN's inspection for a period of six (6) months after their replacement. All such replaced Products shall become the property of ST. JOHN upon their replacement and SJ JAPAN shall (i) if so directed by ST. JOHN and upon the terms dictated by ST. JOHN in its sole discretion, sell all or any portion of such replaced Products in the Territory as "second" or as "irregular" items, and (ii) return or destroy any such replaced Products as ST. JOHN shall so request, provided, that ST. JOHN shall bear any related shipping costs for the return of such Products. In any event, SJ JAPAN shall not affix any Licensed Trademark to any Product if it is to be sold as a "second" or as an "irregular" and shall remove the Licensed Trademarks from any Product to be sold as a "second" or as an "irregular."

          7.3  Excluded Claims.  ST. JOHN shall have no obligation under Section
               ---------------
7.2 above in the event that replacement of Products shall have been necessitated in whole or in part by Force Majeure as defined in Section 13.1 hereof, or by the fault or negligence of SJ JAPAN.

          7.4  Limited Warranty.  THE WARRANTIES SET FORTH IN THIS ARTICLE 7 ARE
               ----------------
INTENDED SOLELY FOR THE BENEFIT OF SJ JAPAN. ALL CLAIMS HEREUNDER SHALL BE MADE BY SJ JAPAN AND MAY NOT BE MADE BY SJ JAPAN'S CUSTOMERS. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY ST. JOHN, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF ST. JOHN FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE PRODUCTS.


                                   ARTICLE 8
                                   ---------
                             LIMITATION OF REMEDIES
                             ----------------------

SJ JAPAN UNDERSTANDS AND AGREES AS FOLLOWS:

          8.1  Delay.  ST. JOHN SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE
               -----
CAUSED BY DELAY IN FURNISHING PRODUCTS AND SERVICES OR ANY OTHER PERFORMANCE UNDER OR PURSUANT TO THIS AGREEMENT.

          8.2  Sole Remedies.  EXCEPT AS SPECIFICALLY STATED OTHERWISE HEREIN,
               -------------
THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR ST. JOHN'S LIABILITY OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE) WITH RESPECT TO THE PRODUCTS AND SERVICES COVERED BY THIS AGREEMENT AND ALL OTHER PERFORMANCE BY ST. JOHN UNDER OR PURSUANT TO THIS AGREEMENT SHALL BE LIMITED TO THE REMEDIES PROVIDED IN SECTION 7.2, PRODUCT WARRANTY.

          8.3  Consequential Damages.  IN NO EVENT SHALL ST. JOHN'S LIABILITY OF
               ---------------------
ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF ST. JOHN SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

                                   ARTICLE 9
                                   ---------
                                CONFIDENTIALITY
                                ---------------

          SJ JAPAN acknowledges and agrees that all ST. JOHN Information is confidential and proprietary to ST. JOHN. SJ JAPAN agrees not to use any of such ST. JOHN Information during the term of this Agreement and for a period of five (5) years thereafter for any purpose other than as permitted or required for performance by SJ JAPAN hereunder. SJ JAPAN further agrees not to disclose or provide any of such ST. JOHN Information to any third party and to take all necessary measures to prevent any such disclosure by its employees, agents, contractors or consultants during the term hereof and for a period of five (5) years thereafter. Nothing herein shall prevent SJ JAPAN from using, disclosing or authorizing the disclosure of any ST. JOHN Information which (i) is, or hereafter becomes, through no fault of SJ JAPAN, part of the public domain, (ii) is disclosed orally and is not identified as confidential information either at the time of disclosure or by written notice sent to SJ JAPAN within ten (10) business days after disclosure thereof, or (iii) is required to be disclosed by any governmental authority or otherwise under applicable law.

          ST. JOHN acknowledges and agrees that all SJ JAPAN Information is confidential and proprietary to SJ JAPAN. ST. JOHN agrees not to use any of such SJ JAPAN Information during the term of this Agreement for any purpose other than as permitted or required for performance by ST. JOHN hereunder. ST. JOHN further agrees not to disclose or provide any of such SJ JAPAN Information to any third party and to take all necessary measures to prevent any such disclosure by its employees, agents, contractors or consultants during the term hereof. Nothing herein shall prevent ST. JOHN from using, disclosing or authorizing the disclosure of any SJ JAPAN Information which (i) is, or hereafter becomes, through no fault of ST. JOHN, part of the public domain, (ii) is disclosed orally and is not identified as confidential information either at the time of disclosure or by written notice sent to ST. JOHN within ten (10) business days after disclosure thereof, or (iii) is required to be disclosed by any governmental authority or otherwise under applicable law.


                                   ARTICLE 10
                                   ----------
                             TRADEMARKS; COPYRIGHT
                             ---------------------

          10.1  Exploitation of Rights.  SJ JAPAN shall use its best efforts to
                ----------------------
exploit the rights herein granted throughout the Territory consistent with the high standards and prestige represented by the Licensed Trademarks.

          10.2  Disputes Among Licensees.  Any dispute between SJ JAPAN and any
                ------------------------
other licensee of ST. JOHN with respect to the scope of the license rights covered by their respective license agreements shall be resolved by ST. JOHN and ST. JOHN's resolution of such dispute shall be final and binding.

          10.3  Exclusive License.  ST. JOHN hereby covenants not to grant to
                -----------------
any person or entity other than SJ JAPAN a license to use the Licensed Trademarks in the Territory in connection with the distribution and sale of women's apparel or women's accessories which are both manufactured and distributed by ST. JOHN for retail sale in the United States of America. ST. JOHN shall indemnify, save and hold harmless SJ JAPAN for any losses or damages incurred by SJ JAPAN (including reasonable attorney's fees) as a result of such breach; provided, that in no event shall ST. JOHN bear any liability to SJ JAPAN for the use of the Licensed Trademarks in connection with the importation of Products into the Territory by third parties without the approval or authorization of ST. JOHN.

          10.4  Ownership.  SJ JAPAN acknowledges and agrees that SJ JAPAN shall
                ---------
acquire no ownership rights to any of the Licensed Trademarks by virtue of this Agreement or otherwise and that all uses by SJ JAPAN of the Licensed Trademarks and any and all goodwill related thereto shall inure to the benefit of ST. JOHN. SJ JAPAN shall not, at any time, do or suffer to be done any act or thing which may in any way adversely affect the validity of any Licensed Trademark, any rights of ST. JOHN in and to any Licensed Trademark or any registrations thereof or which, directly or indirectly, may reduce the value of the Licensed Trademark or detract from its reputation. SJ JAPAN shall not, during the term of this Agreement or at any time thereafter, directly or indirectly, contest or aid others in contesting the ownership of the Licensed Trademarks or the validity of said trademarks, including registering or applying to register any of the Licensed Trademarks or any trademarks or logos similar thereto anywhere in the world. At ST. JOHN's request during the term of this Agreement or thereafter, SJ JAPAN shall execute any and all documents reasonably required by ST. JOHN to confirm ST. JOHN's ownership of all rights in and to the Licensed Trademarks and the respective rights of ST. JOHN and SJ JAPAN pursuant to this Agreement. SJ JAPAN shall cooperate with ST. JOHN in connection with the filing and prosecution by ST. JOHN of applications in ST. JOHN's name to register the Licensed Trademarks for Products and the maintenance and renewal of such registrations as may issue. SJ JAPAN hereby irrevocably appoints ST. JOHN as its attorney-in-fact for the purpose of executing any and all such documents referred to in this Section 10.4.

          10.5  Use of Name.  Except as otherwise permitted by ST. JOHN, SJ
                -----------
JAPAN shall not use the Licensed Trademarks, in whole or in part, as a corporate name or trade name. Except as otherwise permitted by ST. JOHN, SJ JAPAN shall not join any name or names with the Licensed Trademarks so as to form a new mark or for any other purpose or use. SJ JAPAN shall not use any name or names in connection with the Licensed Trademarks in advertising, publicity, labeling, packaging or printed matter of any kind utilized by SJ JAPAN in connection with Products, unless and until ST. JOHN consents thereto in writing.

          10.6  Compliance With Law; Markings.  SJ JAPAN shall use the Licensed
                -----------------------------
Trademarks in the Territory strictly in compliance with the legal requirements obtaining therein and shall use such markings in connection therewith as may be required by applicable legal provisions. SJ JAPAN shall use and display the Licensed Trademarks only in such form and manner as are specifically approved in writing by ST. JOHN. SJ JAPAN shall cause to appear such legends, markings and notices as ST. JOHN may request, including, without limitation, the appropriate trademark or service mark notice, either "TM", "SM", or (R) as may be reasonably necessary in order to give appropriate notice of any trademark, service mark or other rights therein or pertaining thereto.

          10.7  Copyright.  Any copyright which may be created in any materials
                ---------
provided by ST. JOHN hereunder including, without limitation, any sketch, design, packaging, label, tag or the like designed or approved by ST. JOHN shall be the property of ST. JOHN. SJ JAPAN shall not, at any time, do or suffer to be done any act or thing which may adversely affect any rights of ST. JOHN in such sketches, designs, packaging, labels, tags and the like, including, without limitation, disclosing such information or filing any application in SJ JAPAN's name to record any claims to copyrights in Products, and SJ JAPAN shall do all things reasonably required by ST. JOHN to preserve and protect said rights, including, without limitation, placing the copyright notice on all Products and the packaging, labels and tags therefor.



                                   ARTICLE 11
                                   ----------
                           TAXES; IMPORT OF PRODUCTS
                           -------------------------

          11.1  Taxes.  All payments to be made by SJ JAPAN to ST. JOHN pursuant
                -----
to this Agreement represent net amounts ST. JOHN is entitled to receive, shall not be subject to any deductions for any reason whatsoever, and are net of taxes (including Japanese withholding tax) and customs duties. In the event any of said payments become subject to taxes (including without limitation, sales, Japanese withholding, value-added and similar taxes), duties, assessments or fees of whatever kind or nature levied outside the United States, said payments shall be increased to such an extent as to allow ST. JOHN to receive the net amounts due under this Agreement.

          11.2  Import Documentation.  SJ JAPAN shall be responsible for
                --------------------
obtaining all licenses and permits and for satisfying all formalities as may be required to import Products into the Territory in accordance with then prevailing law or regulations.

                                   ARTICLE 12
                                   ----------
                              TERM AND TERMINATION
                              --------------------

          12.1  Term.  This Agreement shall take effect as of the date first
                ----
above written and shall continue in force for a period of ten (10) years. Thereafter, this Agreement shall terminate unless renewed by mutual agreement of the parties hereto.

          12.2  Termination.  Notwithstanding the provisions of Section 12.1
                -----------
above, this Agreement may be terminated in accordance with the following provisions:

     (a) Either party hereto may terminate this Agreement at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment or other arrangement for the benefit of its creditors, have all or a substantial portion of its capital stock or assets expropriated by any government, be dissolved or liquidated, except in consequence of a merger, amalgamation or other corporate reorganization to which it may be a party.

     (b) Either party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure continue for more than ninety (90) days as provided in Section 13.5 below.

     (c) Either party may terminate this Agreement by giving notice in writing to the other party in the event the other party is in material breach of this Agreement and shall have failed to cure such breach within thirty (30) days of receipt of written notice thereof from the first party. During said thirty (30) day period, the parties shall negotiate in good faith in an attempt to reach mutual agreement on a method to avoid such termination. The said notice shall specifically state the breach which the party giving the notice believes is material.

     (d) Either party may terminate this Agreement upon giving notice in writing to the other party in the event of termination of that certain Joint Venture Agreement, dated July 17, 1997, between ST. JOHN and Commercial Development Co., Ltd.

          12.3  Rights and Obligations on Termination.  In the event of
                -------------------------------------
termination of this Agreement for any reason, the parties shall have the following rights and obligations;

     (a) Termination of this Agreement shall not release either party from the obligation to make payment of all amounts then or thereafter due and payable.

     (b) ST. JOHN shall have the right, at its option, to (i) cancel any accepted purchase order which provides for delivery after the effective date of termination, and/or (ii) repurchase all or any part of SJ JAPAN's inventory of Products in SJ JAPAN's possession as of the termination date at ST. JOHN's invoiced price to SJ JAPAN for such Products, less depreciation calculated on a thirty-six (36) month, straight-line basis and less any appropriate amount for excessive wear and tear, plus freight to the original Free Carrier shipping point. ST. JOHN shall exercise its option under this subsection by notifying SJ JAPAN in writing no later than thirty (30) days after the effective termination date.

     (c) SJ JAPAN's obligations pursuant to Article 9 hereof shall survive termination of this Agreement.

     (d) Within thirty (30) days of the effective date of termination of this Agreement, SJ JAPAN shall furnish ST. JOHN with a list of all SJ JAPAN's customers and the place of destination of all Products sold which are still covered by a ST. JOHN warranty. In addition, SJ JAPAN agrees to furnish ST. JOHN with complete information as to calls or the status of any negotiations for the sale of the Products.

          12.4 No Compensation.  In the event either party terminates this
               ---------------
Agreement for any reason in accordance with the terms hereof, the parties hereby agree that, subject to the provisions of Section 12.3(a) hereof and without prejudice to any other remedies which either party may have in respect of any breach of this Agreement, neither party shall be entitled to any compensation or like payment from the other as a result of such termination.

          12.5 Injunctive Relief.  Notwithstanding any expiration or termination
               -----------------
in accordance with Sections 12.1 or 12.2 above, ST. JOHN shall have and hereby reserves all rights and remedies which it has, or which are granted to it by operation of law or in equity, to enjoin the unlawful or unauthorized use of the Licensed Trademarks (any of which injunctive relief may be sought in the courts, and also may be sought, prior to or in lieu of termination) and to be compensated for damages for breach of this Agreement. In addition, nothing herein shall be deemed to prevent a party from bringing an action for damages either prior to or in lieu of termination if a default in performance by the other party occurs and is not cured timely in accordance with the provisions of
Section 12.2 above. The parties acknowledge that SJ JAPAN's unauthorized use of the Licensed Trademarks will give rise to irreparable injury to ST. JOHN, inadequately compensable in damages. Accordingly, in addition to any other remedies which may be available to ST. JOHN at law or in equity, ST. JOHN shall be entitled to preliminary and permanent injunctive relief against such breach or threatened breach without the necessity of proving actual damages or that monetary damages would be inadequate.

          12.6 Reversion of Rights; Return of Materials.  On the expiration or
               ----------------------------------------
termination of this Agreement, all of the rights of SJ JAPAN under this Agreement shall terminate forthwith and shall revert immediately to ST. JOHN and SJ JAPAN shall discontinue forthwith all use of the Licensed Trademarks, no longer shall have the right to use the Licensed Trademarks or any variation or simulation thereof and promptly shall transfer to ST. JOHN, free of charge, all registrations, filings and rights with regard to the Licensed Trademarks which it may have possessed at any time. In addition, SJ JAPAN thereupon shall deliver to ST. JOHN, free of charge, all sketches and other material in its possession which were designed or approved by ST. JOHN or any other materials or copies of materials obtained by SJ JAPAN from ST. JOHN and all labels, tags and other material in its possession with any Licensed Trademark thereon. After the expiration or termination of this Agreement, SJ JAPAN shall not use or permit others to use any of said labels, tags, sketches and other materials, or any variations or simulations thereof, in connection with Products or any other merchandise.


                                  ARTICLE 13
                                  ----------
                                 FORCE MAJEURE
                                 -------------

          13.1 Definition.  Force Majeure shall mean any event or condition, not
               ----------
existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: acts of State or governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy suppliers, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion. It is in particular expressly agreed that any refusal or failure of any governmental authority to grant any export license legally required for the fulfillment by ST. JOHN of its obligations hereunder shall constitute an event of Force Majeure.

          13.2 Notice.  Upon giving notice to the other party, a party affected
               ------
by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences. The party claiming Force Majeure shall promptly notify the other party of the termination of such event.

          13.3 Confirmation.  The party invoking Force Majeure shall provide to
               ------------
the other party confirmation of the existence of the circumstances constituting Force Majeure. Such evidence may consist of a statement or certificate of an appropriate governmental department or agency where available, or a statement describing in detail the facts claimed to constitute Force Majeure.

          13.4 Suspension of Performance.  During the period that the
               -------------------------
performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

          13.5 Termination.  Should the period of Force Majeure continue for
               -----------
more than ninety (90) consecutive days, either party may terminate this Agreement without liability to the other party, except for payments due to such date, upon giving written notice to the other party.

                                   ARTICLE 14
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          14.1 ST. JOHN.  ST. JOHN represents and warrants (i) that it has full
               --------
right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and (ii) that to its knowledge utilization of the Licensed Trademarks pursuant to and consistent with the terms of this Agreement will not constitute an infringement of the rights of any third party. The foregoing warranty and Section 7.2 constitute the entire warranty of ST. JOHN and ST. JOHN makes no other warranty of any kind, either express or implied.

          14.2 SJ JAPAN.  SJ JAPAN represents and warrants that it has full
               --------
right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.


                                   ARTICLE 15
                                   ----------
                          JURISDICTION; INTERPRETATION
                          ----------------------------

          15.1 Disputes.  The sole jurisdiction and venue for any court action
               --------
arising out of this Agreement shall be an appropriate federal or state court in Orange County, California. Each of ST. JOHN and SJ JAPAN hereby irrevocably submits to the jurisdiction of any of said courts in any court action and hereby waives any claim or defense of inconvenient forum. Each of ST. JOHN and SJ JAPAN represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, should the other bring any court action, it will not claim any immunity from such proceedings for itself or with respect to its property. Notwithstanding the foregoing, the parties acknowledge and agree that ST. JOHN shall have the right, at any time, to seek injunctive relief in any court in the Territory to enjoin any unlawful or unauthorized use of the Licensed Trademarks by SJ JAPAN.

     In the event of any action for the breach of this Agreement or other cause by any Party, the prevailing Party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such action.

          15.2 Governing Law.  The validity, construction and performance of
               -------------
this Agreement shall be governed by and interpreted in accordance with the laws of California, excluding its choice of law provisions.

          15.3 Governing Language.  This Agreement is executed in the English
               ------------------
language which shall be the controlling language and no translation or restatement of the terms and conditions hereof in any other language will have any effect in the interpretation or application thereof. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

          15.4 Effect of Headings.  The headings to Articles and Sections of
               ------------------
this Agreement, excepting those in Article 1 hereof, are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

          15.5 Non-Waiver.  The waiver, express or implied, by any of the
               ----------
parties hereto of any right hereunder or of any failure to perform or breach hereof by the other party shall not constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other party(s), whether of a similar or dissimilar nature thereto.


                                  ARTICLE 16
                                  ----------
                                 MISCELLANEOUS
                                 -------------


          16.1 Assignment.  Subject to Section 2.2 above, neither party shall
               ----------
have the right to assign or otherwise transfer its rights and obligations under this Agreement, except with the prior written consent of the other party; provided, however, ST. JOHN shall be entitled to assign any or all of its rights and obligations hereunder to any of its subsidiaries, provided that ST. JOHN shall remain fully liable for the performance of all its obligations hereunder; provided further, that a successor in interest by merger, by operation of law, assignment, purchase or otherwise of the entire business of either party shall acquire all rights and obligations of such party hereunder. Any prohibited assignment shall be null and void. Any permitted assignment shall be subject to and conditioned on the issuance of any governmental validations, authorizations, licenses or rulings then required under applicable law in connection with such assignment.

          16.2 Relationship.  This Agreement does not make either party the
               ------------
employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.

          16.3 Notices.  All reports, approvals, requests, demands and notices
               -------
required or permitted by this Agreement to be given to a party shall be valid and sufficient if dispatched by registered mail, postage prepaid, in any post office in the United States or Japan, as the case may be, or by facsimile transmission, to the addresses first above written or such other addresses or facsimile numbers as the respective parties may designate by like notice from time to time. Any notice given as herein provided shall be considered to have been received fifteen (15) days after the mailing thereof, or if by facsimile transmission, the next business day of the country in which the recipient is located.

          16.4 ENTIRE AGREEMENT.  THIS AGREEMENT, INCLUDING THE SCHEDULES HERETO
               ----------------
AND INCORPORATED AS AN INTEGRAL PART OF THIS AGREEMENT, CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PREVIOUS LICENSE AND/OR DISTRIBUTORSHIP AGREEMENTS BY AND BETWEEN ST. JOHN AND SJ JAPAN AS WELL AS ALL PROPOSALS, ORAL OR WRITTEN, AND ALL NEGOTIATIONS, CONVERSATIONS OR DISCUSSIONS HERETOFORE HAD BETWEEN THE PARTIES RELATED TO THIS AGREEMENT. SJ JAPAN ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY ANY REPRESENTATIONS OR STATEMENTS, ORAL OR WRITTEN, NOT EXPRESSLY CONTAINED HEREIN.

          16.5 Amendment.  This Agreement shall not be deemed or construed to be
               ---------
modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendment signed by the parties hereto.

          16.6 Publicity.  This Agreement is confidential and no party shall
               ---------
issue press releases or engage in other types of publicity of any nature dealing with the commercial and legal details of this Agreement without the other party's prior written approval, which approval shall not be unreasonably withheld. However, approval of such disclosure shall be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or other governmental requirements. In such event, the publishing party shall furnish a copy of such disclosure to the other party.

          16.7 Severability.  In the event that any of the terms of this
               ------------
Agreement are in conflict with any rule of law or statutory provision or are otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions hereof does substantial violence to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.

          16.8 Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                 * * * * * * *

   IN WITNESS WHEREOF, The parties have caused this Agreement to be executed on the date first above written.


ST. JOHN KNITS, INC.



By:   /s/ Bob Gray
   -------------------------------------------
Bob Gray
Chairman



ST. JOHN CO., LTD.



By:   /s/ Katsuyuki Masuda
   ---------------------------------------
Katsuyuki Masuda
Representative Director



By:   /s/ David Frankel
   -----------------------------------------
David Frankel
Representative Director

                                  SCHEDULE A
                                  ----------


                              LICENSED TRADEMARKS


     Marie Gray(R) and Marie Gray by St. John(R), each a registered trademark of St. John Knits, Inc.

                                  SCHEDULE B
                                  ----------


                           U.S. WHOLESALE PRICE LIST


                                      B-1